UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 21, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “State PSC Matters – Georgia Power Retail Regulatory Matters – Rate Plans” of The Southern Company (“Southern Company”), MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Georgia PSC Matters – Rate Plans” of Georgia Power Company (“Georgia Power”) and Note (B) under “State PSC Matters – Georgia Power – Rate Plans” to the Condensed Financial Statements of Southern Company and Georgia Power in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 for information regarding Georgia Power’s retail base rate proceeding with the Georgia Public Service Commission (the “Georgia PSC”).  For additional information, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Georgia Power” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Rate Plans” of Georgia Power in Item 7 and Note 3 to the financial statements of Southern Company and Georgia Power under “Retail Regulatory Matters – Georgia Power – Retail Rate Plans” and “Retail Regulatory Matters – Rate Plans,” respectively, in Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

On December 21, 2010, the Georgia PSC voted to approve an Alternate Rate Plan for Georgia Power effective January 1, 2011 and continuing through December 31, 2013 (the “2010 ARP”).  The terms of the 2010 ARP reflect the settlement agreement (the “Settlement Agreement”) among Georgia Power, the Georgia PSC’s Public Interest Advocacy Staff (the “Staff”), and the Commercial Group, which was filed with the Georgia PSC on November 19, 2010 and, subsequently, was also signed by the Association for Fairness in Ratemaking, the Georgia Industrial Group, the Georgia Traditional Manufacturers Association, Kgen Power Management, Metropolitan Atlanta Rapid Transit Authority, Sterling Planet, and the United States Department of Defense and all federal agencies (collectively with Georgia Power, the Staff, and the Commercial Group, the “Stipulating Parties”).

Under the terms of the 2010 ARP, effective January 1, 2011, Georgia Power will (1) increase the traditional base tariff rates by approximately $347.2 million; (2) collect an additional $31.6 million through the Demand-Side Management (“DSM”) tariffs; (3) collect an additional $167.8 million through the Environmental Compliance Cost Recovery (“ECCR”) tariff; and (4) collect an additional 2.16% of Georgia Power’s total revenues (or $15.7 million), through the Municipal Franchise Fee (“MFF”) tariff, for a total increase in base revenues of approximately $562.3 million, or $10.76 per month for the typical residential customer.

Under the 2010 ARP, no separate Certified Capacity Cost Recovery tariff will be created.  However, the following additional rate adjustments will be made to Georgia Power’s tariffs in 2012 and 2013:

•	Effective January 1, 2012, the DSM tariffs will increase by $16.8 million;
•
Effective April 1, 2012, the traditional base tariffs will increase to recover the revenue requirements for the lesser of actual capital costs incurred or the amounts certified by the Georgia PSC for Plant McDonough Units 4 and 5 for the period from commercial operation through December 31, 2013;

•	Effective January 1, 2013, the DSM tariffs will increase by $17.9 million;
•
Effective January 1, 2013, the traditional base tariffs will increase to recover the revenue requirements for the lesser of actual capital costs incurred or the amounts certified by the Georgia PSC for Plant McDonough Unit 6 for the period from commercial operation through December 31, 2013; and

•	The MFF tariff will increase consistent with these adjustments.

Georgia Power currently estimates these adjustments will result in base revenue increases of approximately $189.7 million in 2012 and $92.6 million in 2013, representing increases of approximately $3.08 per month and $1.48 per month for the typical residential customer in 2012 and 2013, respectively.

Under the 2010 ARP, Georgia Power’s retail return on common equity (“ROE”) will be set at 11.15%, and earnings will be evaluated against a retail ROE range of 10.25% to 12.25%. Two-thirds of any earnings above 12.25% will be directly refunded to customers, with the remaining one-third retained by Georgia Power.  There will be no recovery of any earnings shortfall below 10.25% on an actual basis and no separate Adjustable Cost Recovery tariff will be created.  However, if at any time during the term of the 2010 ARP, Georgia Power projects that retail earnings will be below 10.25% for any calendar year, it may petition the Georgia PSC for the implementation of an Interim Cost Recovery (“ICR”) tariff to adjust Georgia Power’s earnings back to a 10.25% ROE.  The Georgia PSC will have 90 days to rule on any such request.  If approved, any ICR tariff would expire at the earlier of January 1, 2014 or the end of the calendar year in which the ICR tariff becomes effective.  In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR, Georgia Power may file a full rate case.

Except as provided above, Georgia Power will not file for a general base rate increase while the 2010 ARP is in effect.  Georgia Power is required to file a general rate case by July 1, 2013, in response to which the Georgia PSC would be expected to determine whether the 2010 ARP should be continued, modified or discontinued.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Projects” of  Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction – Nuclear” of Georgia Power and Note (B) under “State PSC Matters – Georgia Power – Nuclear Construction” to the Condensed Financial Statements of Southern Company and Georgia Power in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 for information regarding Georgia Power’s construction of Plant Vogtle Units 3 and 4, the Georgia Nuclear Energy Financing Act, and the Nuclear Construction Cost Recovery (“NCCR”) tariff filing with the Georgia PSC.  For additional information, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Program” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction – Nuclear” of Georgia Power in Item 7 and Note 3 to the financial statements of Southern Company and Georgia Power under “Retail Regulatory Matters – Georgia Power – Nuclear Construction” and “Construction – Nuclear,” respectively, in Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

On December 21, 2010, the Georgia PSC voted to approve Georgia Power’s NCCR tariff, as authorized under the Georgia Nuclear Energy Financing Act.  The tariff will become effective January 1, 2011 to collect approximately $223 million of financing costs associated with the construction of Plant Vogtle Units 3 and 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2010	THE SOUTHERN COMPANY
By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

GEORGIA POWER COMPANY
By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary